UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARCOM

Amendment 3

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	2400 (Primary Standard Industrial Classification Code Number)	32-0507158 (I.R.S. Employer Identification Number)

Yanggu’ao Town, Lei Feng Village, Unit 4, No. 20

Hunan Province, Longhui County

422200

China

(424) 532-15-40

arc@arcomcorp.com

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Business Filings Incorporated

701 S. Carson Street, Suite 200

Carson City, NV  89701

Tel: 608-827-5300

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                                                                         Accelerated filer [ ]

Non-accelerated filer (Do not check   [ ]                                              Smaller reporting company [X]

if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	5,000,000 (1)	$0.02 (2)	$100,000(3)	$11.59*
TOTAL	5,000,000	$0.02	$100,000	$11.59*

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The offering price has been arbitrarily determined by the registrant and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Total amount of proceeds Arcom may receive from this offering.

* Were previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. The registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 27, 2017

PRELIMINARY PROSPECTUS

ARCOM

5,000,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.02 PER SHARE

This prospectus relates to the offer and sale (the “Offering”) of a maximum of 5,000,000 shares of common stock, $0.001 par value (the “Shares”), by Arcom, a Nevada corporation (“we,” “us,” “our,” “Arcom,” or the “Company”). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the United States Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days). We will pay all expenses incurred in this Offering. We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), because we are a startup company that has commenced operations, including acquiring a milling and engraving CNC machine, locating an initial customer for our wooden bow ties, and producing initial wooden bow tie samples for our initial customer to test market.

The Offering is a “best efforts” offering, which means that our sole officer and director will use her best efforts to sell the Shares, there is no commitment by any person to purchase any of the Shares, and we may not be able to sell any of the Shares. The Shares will be offered at a fixed price of $0.02 per share for the duration of the Offering and the Company may receive total amount $100,000 of proceeds from this offering. There is no minimum number of shares that is required to be sold to close the Offering. Proceeds from the sale of the Shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the Offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this Offering, there has been no public market for our common stock, and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.02 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board or the OTCQX tier of OTC Markets Group’s over-the-counter market. We currently have no market maker who has agreed to file that application or that is willing to list quotations for our shares of common stock. There is no assurance that an active trading market for our shares will ever develop or will be sustained if it does actually develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Our business is subject to many risks, and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell securities, and the Company is not soliciting an offer to buy securities, in any state where the offer or sale is not permitted.

The date of this prospectus is March 27, 2017.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Prospectus Summary	5
Risk Factors	8
Use of Proceeds	17
Determination of Offering Price	18
Dilution	18
Plan of Distribution	19
Description of Securities to be Registered	21
Interests of Named Experts and Counsel	22
Information with Respect to the Registrant	22
Financial Statements	F-1
Other Expenses of Issuance and Distribution	34
Indemnification of Directors and Officers	34
Recent Sales of Unregistered Securities	34
Exhibits and Financial Statement Schedules	35
Undertakings	35
Signatures	36

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, Company securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2017 (90 business days after the effective date of this prospectus), all dealers that effect transactions in our securities whether or not participating in our Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our sole officer and director, Hui Liu Ping, has determined to take the Company public based on her subjective belief that potential investors will be more inclined to invest in the Company if (1) the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would require the Company to provide investors with regularly updated material information about the Company, and (2) the Company’s investors have the ability to resell their Company securities through established securities markets, assuming the Company is able to locate a market maker to assist the Company in having its shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of OTC Markets Group’s over-the-counter markets. Our sole officer and director believes that the potential advantages of being a public company outweigh the disadvantages of becoming a public company, including the significant reporting costs associated with being a reporting issuer under the Exchange Act, and the reluctance of potential persons who might serve as directors of the Company to be willing to serve as directors because of a public company’s directors’ exposure to possible legal claims.

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this Offering to permit us to proceed with our business plan over the next twelve months.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

From inception until the date of this filing, we have had limited operating activities, primarily consisting of the incorporation of the Company, the initial equity funding by our officer and sole director, purchasing initial equipment, developing our website www.arcomcorp.com, developing our business plan and milestone targets, entering into a long-term lease agreement in China, designing initial wooden bow tie samples, negotiating with a potential customer, Dong Clothing Co. Ltd., and producing our first wooden bow ties for the customer. As of January 31, 2017, the Company had received limited revenues. We received our initial funding of $3,000 from our sole officer and director, Hui Liu Ping, who purchased 3,000,000 shares of our common stock for the same $3,000.

PROSPECTUS SUMMARY

Arcom is a development stage company focused on manufacturing and selling wooden bow ties and related wooden clothing accessories, such as bracelets and related wooden fashion items. The Company was incorporated on September 26, 2016 under the laws of the State of Nevada. The Company’s address is as follows: Hunan Province, Longhui County, Yanggu‘ao Town, Lei Feng, Unit 4, No. 20, China. Our telephone number is (424) 532-15-40.

Our financial statements from inception on September 26, 2016, through January 31, 2017, report $500 revenues and net loss of $7,517. To implement our plan of operations, we require a minimum funding of $25,000 for the next twelve months.

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In total as of the date of this filing we have received limited revenues from selling our bow ties to our customers. There was generated  $5,200 from selling our goods to Dong Clothing Co., Ltd, our first customer. There was also generated $2,140 from Anix Fashion Design Co., Ltd., our second existing customer.

Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Arcom unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISKS RELATING TO OUR COMPANY AND OUR INDUSTRY - WE ARE AN ‘EMERGING GROWTH COMPANY’ UNDER THE JOBS ACT OF 2012, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.”

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we are a startup company that has commenced operations, including locating an initial customer for our wooden bow ties, and producing initial wooden bow tie samples for our initial customer to test market. Additionally, we own more than nominal assets, which we use in our operations.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be responsible for selling shares under this offering, and no commission will be paid on any sales. She will utilize this prospectus to offer the Shares to friends, family and business associates.

We are a newly created company that has realized limited revenues through January 31, 2017, with a net loss of $7,517 for the period from inception to January 31, 2017. To date, we have raised $3,000 through the issuance of 3,000,000 shares of common stock to our sole officer and director, Hui Liu Ping. Proceeds from the issuance have been used for working capital. Our independent auditor, Thayer O’Neal Company, LLC, has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

There has been no market for our securities, and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board or the OTCQX tier of OTC Markets Group’s over-the-counter market. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

We are in the early stages of operations and are focused on the manufacture and sale of wooden bow ties and related wooden fashion items. As of January 31, 2017, we have $500 revenues, some operating history, and signed our first sales agreement with our first customer, Dong Clothing Co., Ltd. This agreement also incudes the $500 minimum purchase order.

In total as of the date of this filing we have received limited revenues from selling our bow ties to our customers. There was generated  $5,200 from selling our goods to Dong Clothing Co., Ltd, our first customer. There was also generated $2,140 from Anix Fashion Design Co., Ltd., our second existing customer.

Our plan of operations over the 12-month period following successful completion of our Offering includes further establishing our business by establishing long-term offices in China, further developing our website and showcasing an increasing array of wooden fashion products, negotiating and entering into more purchase and sale agreements with retail companies and outlets, engaging in advertising and marketing activities for our products, and hiring sales and marketing personnel (see “description of business” and “Plan of Operations” for a more detailed description).

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Under U.S. federal securities law, our common stock will be considered “penny stock.” “Penny stock” refers to any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock. Accordingly, we do not believe that our Company may be classified as a “blank check company” because we engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

THE OFFERING

Securities offered:	5,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$0.02 per share

Duration of offering:	The 5,000,000 shares of common stock are being offered for a period of 12 months (365 days).

Net proceeds to us:	$100,000 assuming the maximum number of shares being offered hereby is sold. For further information on the Use of Proceeds, see page 17 herein.

Market for the common stock:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the OTC Bulletin Board or the OTCQX tier of OTC Markets Group’s over-the-counter market. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	3,000,000

Shares outstanding after offering:	8,000,000 (assuming all the shares being offered hereby are sold)

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of and for the period from September 26, 2016 (Inception) to October 31, 2016 and for the three months ended January 31, 2017.

	October 31, 2016 ($)
Financial Summary
Cash and Deposits		1,020
Total Assets		5,980
Total Liabilities		3,100
Total Stockholder’s Equity		2,880
	Accumulated From September 26, 2016 (Inception) to October 31, 2016 ($)
Statement of Operations
Revenue		-
Cost of Sales		-
Gross Profit		-
Total Expenses		120
Net Loss for the Period		(120)
Net Loss per Share		0

	January 31, 2017 ($)
Financial Summary
Cash and Deposits		694
Total Assets		8,383
Total Liabilities		12,900
Total Stockholder’s Deficit		(4,517)
	Three months ended January 31, 2017 ($)
Statement of Operations
Revenue		500
Cost of Sales		27
Gross Profit		473
Total Expenses		7,990
Net Loss for the Period		(7,517)
Net Loss per Share		(0)

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.       The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.       The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.        The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.       The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

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Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        A requirement to have only two years of audited financial statements and only two years of related MD&A;

•        Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•        Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•         No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Because our auditors have issued a going concern opinion, there is an uncertainty we will continue operations in which case you could lose your investment.

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In their report our independent registered public accounting firm, Thayer O’Neal Company LLC, stated that our financial statements as of and for the period ended January 31, 2017 were prepared assuming the company will continue as a going concern. This means that there is a doubt that we can continue as an ongoing business. For the period from inception (September 26, 2016) to January 31, 2017, we had limited revenue. We will need to generate significant revenue in order to achieve profitability and we may never become profitable.

The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $25,000 for the next twelve months.

We will require additional funds in the future to achieve profitability and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

The Company, being a start-up stage company, has not generated any revenues to date since our inception September 26, 2016.

We are a start-up stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception September 26, 2016, we have not generated any revenues, and currently have only limited operations, purchased our equipment, designed our webpage, developed our business plan and signed sale contract with our first customer Dong Clothing Co. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and becoming profitable.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in Nevada on September 26, 2016. We have limited assets and financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base nationally and internationally, attaining and retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

Because our vendor import s som e of raw materials from overseas for us , a disruption of the delivery of imported products may have an effect on us.

Our manufacturing process requires some materials, which are shipped from overseas. We believe that disruptions of import shipping deliveries may have an effect on us. Deliveries of the products for our manufacturing may be disrupted through factors such as:

(1)  Raw material shortages, work stoppages, strikes and political unrest;

(2)  Problems with ocean shipping, including work stoppages and shipping container shortages;

(3)  Increased inspections of import shipments or other factors causing delays in shipments; and

(4)  Economic crises, international disputes and wars.

Delaying in supplying our raw materials may impact out financial part and we might spend more funds on buying local raw materials and as a result we might need additional financing. Our products will differ from the products we offer now, as our raw materials will be different as well due to the delay in shipping, and because of this factor we ca n lose customers accordingly .

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If Arcom has lack of raw materials our operations could be interrupted and harmed

In case if our vendor has difficulties with supplying us needed raw materials our operation can be interrupted for such time. That could case us loosing revenues and additional orders from our existing and future customers.

We are an early stage company with our business operations and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities, and have not generated revenue from such operations. A commitment of substantial resources to conduct time- consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

Because our business is highly concentrated on a single, discretionary product category, bow ties made from wood material, we are vulnerable to changes in consumer preferences and in economic conditions affecting disposable income that could harm our financial results.

Our business is not diversified and consists primarily of manufacturing, developing, sourcing, marketing and selling our wooden bow ties. Consumer preferences often change rapidly and without warning, moving from one trend to another among many retail concepts. Therefore, our business is substantially dependent on our ability to educate consumers on the many positive attributes of fashion accessory and modern wooden style. Any future shifts in consumer preferences away from the consumption of accessories made from wood products would also have a material adverse effect on our results of operations.

Consumer purchases of specialty retail products, including our products, are historically affected by economic conditions such as changes in employment, salary and wage levels, the availability of consumer credit, inflation, interest rates, tax rates, fuel prices and the level of consumer confidence in prevailing and future economic conditions. These discretionary consumer purchases may decline during recessionary periods or at other times when disposable income is lower.

Our continued success will depend, in part, on our ability to anticipate, identify and respond quickly to changing consumer preferences and economic conditions.

Our success depends, in part, on our ability to source, develop and market new varieties of wooden bow ties and wooden related merchandise that meet our high standards and customer preferences.

Our success depends in part on our ability to continually innovate, develop, source and market new varieties of wooden bow ties and wooden related merchandise that both meet our standards for quality and appeal to our future customers’ preferences. Failure to innovate, develop, source, market and price new varieties wooden fashion items that consumers want to buy could lead to a decrease in our sales and profitability.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a competitive environment. Our competition includes all other companies that are in the business of research and distribution of wooden bow ties and fashion related products. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Variations in a number of factors from quarter to quarter may impact our sales and operating results.

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We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•        Demand for our products;

•        Our ability to obtain and retain existing customers or encourage repeat purchases;

•        Our ability to manage our product inventory;

•        General economic conditions;

•        Advertising and other marketing costs;

•        Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

A shortage in the supply, a decrease in quality or an increase in the price of wooden bow ties and wooden fashion-related merchandise as a result of weather conditions, earthquakes, crop disease, pests or other natural or manmade causes outside of our control could impose significant costs and losses on our business. A short supply of or limited access to wood material or other items for our manufacturing process can negatively impact our business, as the Company will would be unable to provide potential customers with our finished products. Additionally, our operations and manufacturing processes would be interrupted until we receive the necessary supplies.

We expect our quarterly financial results to fluctuate.

This risk is particularly true with respect to regions where we manufacture and operate our business. In extreme cases, our entire supply chain can be harmed because of unexpected weather conditions or supplying conditions, which may negatively impact our business processes. These factors can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

Because our current Chief Executive Officer, Hui Liu Ping has other business interests he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our future success is dependent, in part, on the performance and continued service of Hui Liu Ping, our President and CEO. She currently devotes approximately twenty hours per week providing management services to us. While she presently commits adequate time to attend to our interests, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. We do not have an employment agreement with Ms. Liu that requires her to commit her professional skills and knowledge to the Company exclusively. The loss of Hui Liu Ping could negatively impact our business development.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part on our success in achieving several important steps in the implementation of our business plan, including the following: acquiring business information, development of customers, development of suppliers, implementing order processing and customer service capabilities, and management of business process. If we are not successful, we will not be able to fully implement or expand our business plan.

Due to the fact that we have non-US officers and directors, your rights as an investor in the United States may be limited in the following ways.

As an investor you may have difficulty with the following:

•        effecting service of process within the United States against any of our non-U.S. resident officers or directors;

•        enforcing U.S. court judgments in the United States based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons;

•        enforcing U.S. court judgments in a Chinese court based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and

•        bringing an original action in a Chinese court to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

Courts in the People’s Republic of China (“PRC”) may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between PRC and the country where the judgment is made or on reciprocity between jurisdictions. As there is currently no treaty or reciprocity between PRC and the United States governing the recognition of a judgment, there is uncertainty as to whether a PRC court would enforce a judgment rendered by a court in the United States.  Additionally, there is no treaty or reciprocity between the United States requiring PRC courts to entertain original actions brought in a PRC court against the Company or directors or officers of the Company based upon the securities laws of the United States or any state in the United States.  Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against the Company in the PRC or its directors or officers, if they can establish a sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, that the plaintiff in the PRC suit must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.  As a result, you may have difficulty enforcing U.S. court judgments in the PRC, or bringing an action in the PRC against the Company or its directors or officers based on violations of U.S. law.

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If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our current Chief Executive Officer Hui Liu Ping owns 100% of our outstanding common stock. As a result, our sole officer has substantial voting power in all matters submitted to our stockholders for approval, including:

•        Election of our board of directors;

•        Removal of any of our directors;

•        Amendment of our Articles of Incorporation or bylaws;

•        Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of our officer’s ownership and position, she is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by both individuals could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. The stock ownership of our sole officer and director may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If we are considered a “resident enterprise’’ for PRC enterprise income tax purposes, it could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under Paragraph 2 of Article 2 of the People’s Republic of China Corporate Income Tax Law (the “Corporate Income Law”), any foreign enterprise which shall constitute a resident enterprise shall meet both of the following requirements: (i) such enterprise was established under the laws of foreign countries or regions; and (ii) the actual management of such enterprise must be located within China. Further, under relevant provisions of the Circular of the State Administration of Taxation Regarding the Issues Relevant to the Identification of Chinese-controlled Enterprises Registered Abroad as Resident Enterprises by Actual Management (Guo Shui Fa [2009] No. 82, “Circular No. 82”) issued by the State Administration of Taxation on April 22, 2009 and based upon our no-name inquiry to the People’s Republic of China State Administration for Taxation, any Chinese-controlled enterprise whose actual management is held to be located within China shall satisfy all of the following requirements: (i) the site, where the management of such enterprise responsible for the daily operation of such enterprise performs its duties, is located within China; (ii) the financial decisions (such as borrowings, extending loans, financing or financial risks management) and HR policies (such as appointment, dismissal or remunerations) shall be made or approved by the institution or personnel of such enterprise staying within China; (iii) 1/2 or more of the directors with voting rights or of the management of such enterprise live within China permanently; and (iv) the main assets, accounting books and stamps of and the minutes and files of the board of directors of and of shareholders’ meeting of such enterprise exist and will be maintained within China.

Nevertheless, we cannot fully exclude the possibility that there is a difference or discrepancy between the interpretation of the Chinese authorities and our understanding as set forth above, nor can we assure that the statements or interpretations of the Chinese government officials will remain unchanged. Furthermore, we cannot exclude the possibility that the Chinese government will promulgate any new laws, regulations or provisions that will be in conflict with our understanding. If so, we may be classified as a ‘‘resident enterprise’’ for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to our non-PRC shareholders and us.

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If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.

If we are considered a resident enterprise, this could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and a 20% withholding tax on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. If we are required under PRC law to withhold PRC income tax on dividends payable to our non-PRC investors or if you are required to pay PRC income tax on the transfer of our shares, the value of your investment in our shares may be materially and adversely affected.

Our operations and assets in China are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the government of China may adopt policies that have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner that reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remain government-owned.

For instance, all lands are state owned and government state-owned grant business entities or individuals land use rights.

The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

Failure to comply with the United States foreign corrupt practices act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has not generated any revenue since inception on September 26, 2016. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

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•        be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•        be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•        be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

•        be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company” at such time are we cease being an “emerging growth company” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Hui Liu Ping will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Hui Liu Ping and other future personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

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We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

Additionally, due to the fact that we only have one officer and director, who has no experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our sole officer and director lacks experience with the reporting and disclosure obligations of publicly-traded companies.

While we rely heavily on our officers and directors they lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer or director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and directors’ ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general. Additionally, due to the fact that our officers and directors are lacking experience with companies in our industry, we may be unable to successfully implement our business plan, and/or manage our future growth if any. Our officers and directors do not currently believe that any outside employment affects the day to day operations of the Company. While the Company believes that the time and resources that our officers and directors are able to provide to the Company, and/or which they may be willing to provide to us in the future is sufficient, our operations and growth (if any) may be adversely affected by the fact that our officers and directors are only able to provide a limited number of hours of service to the Company per week and their outside employment.

Chinese regulations restrict foreign involvement in companies with China-based operations, and our compliance with Chinese regulations will be costly.

In 2015, the new Catalogue for the Guidance of Foreign Investment Industries (2015) (the “Catalogue”) took effect in the People’s Republic of China (“PRC”).  The Catalogue is comprised of lists of encouraged, restricted and prohibited industries. Foreign companies operating in “encouraged” industries may enjoy preferential policies, while companies operating in “restricted” industries need to get pre-approval from the government.  While we are categorized under the Catalogue as operating in an “encouraged” industry (specifically the manufacturing industry, item 3(7) of the Catalogue, relating to wood processing), we are still considered a foreign-invested enterprise (“FIE”) under Chinese administrative law.   There are substantial uncertainties regarding the interpretation and application of Chinese regulations, including those governing FIEs.  Chinese regulations regarding FIEs have been recently amended, and their official interpretation and enforcement may involve substantial uncertainty.  Additionally, the effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors.  New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.  In 2016, the Ministry of Commerce of China formally released the Interim Measures for Record-filing Administration of the Establishment and Change of Foreign-invested Enterprises (the "Interim Measures"), which detail new procedures for establishing and operating FIEs.  The Interim Measures require the Company to submit PRC notice filings regarding its operations as a foreign-invested enterprise in the PRC.  We commenced operations in the PRC shortly after our inception in the latter part of October of 2016, but have not yet submitted any such filings although we are required to do so, nor have we received any required PRC licenses, and we anticipate that our costs of regulatory compliance with the Interim Measures and other PRC laws and regulations will be significant.  For example, in addition to the Catalogue and Interim Measures, we are also subject to other PRC laws and regulations including laws restricting the investment interests of PRC residents in non-PRC enterprises and laws controlling currency conversion, all of which will restrict our ability to operate in the PRC and increase our operational costs.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking licenses, and requiring actions necessary for compliance.  In particular, licenses, permits, and other approvals issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies.  We cannot predict the effect of the interpretation of the Interim Measures or other PRC laws or regulations on our business.  We cannot assure you that our current ownership and operating structure will not later be found in violation of any current or future PRC laws or regulations.  As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease operations entirely. For example, we have not yet submitted the required notice filings regarding the commencement of our Chinese operations as required by the Interim Measures, and are subject to sanctions and fines as a result.  If sanctions, fines, or other punitive actions are imposed or taken against us, it would materially and adversely affect our business, financial condition, and results of operations, and may result in the loss of some or all of your investment.

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Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Bulletin Board. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, of which 3,000,000 shares are issued and outstanding as of October 26, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not currently intend to pay dividends on our common stock and consequently your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

As a result, our director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Arcom and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

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Our Chief Executive Officer, Hui Liu Ping does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Hui Liu Ping does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities Exchange Commission Rule 15g-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.

For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, meaning we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCQB”). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the Offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

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Our officer and director have no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

Our officer and director have no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

There is no guarantee all of the funds raised in the Offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this Offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the use of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

If 5,000,000 shares (100%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Offering expenses	$10,000
Net proceeds
SEC reporting and compliance	$10,000
Renting additional office space – $1300 per month	$15,600
Purchase raw materials	$22,700
Purchase additional equipment	$9,640
Hire personnel – $910 per month	$10,920
Develop a website	$3,500
Marketing and advertising expenses	$9,640
Miscellaneous	$8,000
TOTAL	$100,000

If 3,750,000 shares (75%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Offering expenses	$10,000
Net proceeds
SEC reporting and compliance	$10,000
Renting additional office space – $650 per month	$7,800
Purchase raw materials	$19,800
Purchase additional equipment	$6,940
Hire personnel – $630 per month	$7,560
Develop a website	$3,000
Marketing and advertising expenses	$6,500
Miscellaneous	$3,500
TOTAL	$75,000

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If 2,500,000 shares (50%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Offering expenses	$10,000
Net proceeds
SEC reporting and compliance	$10,000
Renting additional office space – $650 per month	$7,800
Purchase raw materials	$10,200
Purchase additional equipment	$2,140
Hire personnel – $280 per month	$3,360
Develop a website	$1,500
Marketing and advertising expenses	$3,500
Miscellaneous	$1,500
TOTAL	$50,000

If 1,250,000 shares (25%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Offering expenses	$10,000
Net proceeds
SEC reporting and compliance	$10,000
Renting additional office space	$-
Purchase raw materials	$2,400
Purchase additional equipment	$-
Hire personnel	$-
Develop a website	$1,000
Marketing and advertising expenses	$1,100
Miscellaneous	$500
TOTAL	$25,000

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the 5,000,000 shares being offered arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our Offering of 5,000,000 shares is fixed at $0.02 per share. This price is significantly higher than the $0.001 per share paid by Hui Liu Ping, our President and a Director, for the 3,000,000 shares of common stock she purchased on October 26, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2017, the net tangible book value of our shares of common stock was negative $4,517 or $0.0015 per share based upon 3,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.001
Net tangible book value per share before offering	$(0.0015)
Net tangible book value per share after offering	$ 0.0 107
Increase to present stockholders in net tangible book value per share after offering	$ 0.01 22
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering held by existing stockholders	3,000,000
Percentage of ownership after offering	37.5%
Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.02
Dilution per share	$0. 00 93
Capital contributions	$100,000
Percentage of capital contributions	97.09%
Number of shares after Offering held by public investors	5,000,000
Percentage of ownership after Offering	62.5%

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The computation of the dollar amount of dilution per share in this scenario is based upon the gross proceeds from this Offering of $100,000 less Offering costs of $10,000 less Stockholder’s Deficit of $ 4,517 resulting in a net tangible book value of $ 85,483 or $ 0.0 107 per share, resulting in a dilution of $ 0.00 93 for new shareholders.

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.02
Dilution per share	$ 0.0 11
Capital contributions	$75,000
Percentage of capital contributions	94.94%
Number of shares after Offering held by public investors	3,750,000
Percentage of ownership after Offering	55.56%

The computation of the dollar amount of dilution per share in this scenario is based upon the gross proceeds from this Offering of $75,000 less Offering costs of $10,000 less Stockholder’s Deficit of $4,517 resulting in a net tangible book value of $ 60,483 or $ 0.0 09 per share, resulting in a dilution of $ 0.0 11 for new shareholders.

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.02
Dilution per share	$ 0.0 135
Capital contributions	$50,000
Percentage of capital contributions	94.34%
Number of shares after Offering held by public investors	2,500,000
Percentage of ownership after Offering	45.45%

The computation of the dollar amount of dilution per share in this scenario is based upon the gross proceeds from this Offering of $50,000 less Offering costs of $10,000 less Stockholder’s Deficit of $4,517 resulting in a net tangible book value of $ 35,483 or $ 0.0 065 per share, resulting in a dilution of $ 0.0 135 for new shareholders.

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Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.02
Dilution per share	$ 0.01 75
Capital contributions	$25,000
Percentage of capital contributions	89.29%
Number of shares after Offering held by public investors	1,250,000
Percentage of ownership after Offering	29.41%

The computation of the dollar amount of dilution per share in this scenario is based upon the gross proceeds from this Offering of $25,000 less Offering costs of $10,000 less Stockholder’s Deficit of $4,517 resulting in a net tangible book value of $ 10,483 or $ 0.00 25 per share, resulting in a dilution of $ 0.01 75 for new shareholders.

PLAN OF DISTRIBUTION

We have 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Hui Liu Ping will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Hui Liu Ping is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Hui Liu Ping will not be compensated in connection with her participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Hui Liu Ping is not, and has not been within the past 12 months, a broker or dealer, and she has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Hui Liu Ping will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Hui Liu Ping will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this Offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale, an exemption from such registration or qualification requirement is available, and we have complied with that exemption. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Hui Liu Ping, our sole officer and director will offer our securities to her friends and potential customers in China and potential customers in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms. Hui Liu Ping will personally and individually contact each investor. Ms. Hui Liu Ping has no experience in selling securities to investors. Ms. Hui Liu Ping will not purchase securities in this offering.

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Terms of the Offering

The shares will be sold at the fixed price of $0.02 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This Offering will commence on the date of this prospectus and continue for a period of 12 months (365 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the rules promulgated by the Securities and Exchange Commission. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require that a broker-dealer, prior to a transaction involving a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of January 31, 2017, there were 3,000,000 shares of our common stock issued and outstanding that are held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

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NEVADA ANTI-TAKEOVER LAWS

Section 78 of the Nevada Revised Statutes contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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The financial statements included in this prospectus and in the registration statement have been audited by Thayer O’Neal Company, LLC and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the common stock being offered by this prospectus has been passed upon for us by Brunson Chandler & Jones, PLLC, of Salt Lake City, Utah.

INFORMATION WITH RESPECT TO THE REGISTRANT

Corporate History

The Company was incorporated as “Arcom” under the laws of the State of Nevada on September 26, 2016. Arcom has only one officer and director who is Hui Ping Liu. We are engaged in the production of wood-manufactured bow ties in China, Hunan Province.

On October 26, 2016, the Company issued 3,000,000 shares of restricted common stock to Hui Ping Liu. The value of these shares is $3,000 based on the par value of $0.001 per share of common stock.

On October 27, 2016, we consummated an agreement with CNC MACHINERY CHINA CO., LTD for the purchase of equipment to be used in our bow tie production. The Company has purchased Engraving Cnc Machine, Model STO CNC 6090 from above mentioned vendor.

Arcom is an innovative company that has reinvented the classic bow tie. Derived from a collaboration of creative and tasteful minds, the bow tie is an accessory created for a daring new generation of men set to express themselves with originality and flair. The idea was developed in China. Looking to fill a void in men’s accessories, we developed handcrafted bow ties that fuse old school craftsmanship with modern style. The efforts resulted in an innovative and superior product that established wood as a new and distinctive material in the fashion industry.  The bow ties are made from a variety of rare and exotic pieces of hardwood. A range of diverse patterns such as argyle, plaid, polka dot, and more are laser etched into the wood making them both increasingly unique and attractive.  Each bow tie also incorporates an array of fine fabrics, resulting in a truly special accessory.

As a Nevada corporation with operations in the People’s Republic of China (“PRC”), we are considered a foreign-invested enterprise (“FIE”) under Chinese law.  As such, we are subject to PRC regulations, which are generally lengthy, and our expected future expenses associated with complying with those regulations will be substantial.  Even though a recent change in PRC law allows FIEs to establish operations in China without governmental preapproval, we are still required to file periodically regarding the establishment of our operations in China, increasing or decreasing our capital, selling equities or terminating operations in China , and we have not yet done so.  Please see our Risk Factors beginning on Page 15, particularly the risk factor entitled, “Chinese regulations restrict foreign involvement in companies with China-based operations, and compliance with Chinese regulations will be costly.”

Industry Overview

This prospectus includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Bow Tie History

The bow tie has Croatian roots, dating back to the 17th century. Croatian mercenaries used neckwear, similar to scarves, called the cravat, to hold the collars of their shirts together. These were rapidly adopted by the French upper class who were known as leaders in fashion at the time. Over time, the cravat evolved into the men’s neckwear we know today. At the turn of the century, bow ties were an essential part of formal “full-dress” attire. By the 1900s, the bow tie became a staple in men’s fashion, often worn by surgeons and those in academia. While the bow tie fell out of everyday fashion after the Second World War, it has remained a customary part of formal attire to this day.

Fast-forward to the present and you will see that the bow tie has stepped out of its stuffy stereotype. In recent years, the bow tie has regained some of its former popularity among fashionable men. Even women are getting in on the trend and are sometimes seen sporting men’s attire, complete with suit and bow tie. Today, you’ll find men incorporating a bow tie into outfits for a variety of events: work, cocktail parties, and casual everyday wear.

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There are three types of bow ties: self-tie, pre-tied, and clip-on.

Self-Tie Bow Tie

Sometimes known as "freestyle," the self-tie bow tie is the classic style and has an organic look when tied. It can be challenging to tie a self-tie bow tie the first few times, but the payoff is well worth the effort.

Pre-Tied Bow Tie

At the name suggests, a pre-tied bow tie comes pre-tied and the knot is sewn in place. It is easy to put on but any bow tie aficionado will be able to spot the difference.

Clip-on Bow Tie

Clip-on bow ties clip directly onto the collar of your shirt. This style is the least convincing and is most appropriate for small children.

There are several types of bow tie shapes, including butterfly, big butterfly, batwing, diamond point, and club round.

Arcom plans to focus its attention first of all on the clip-on bow tie in various shapes. This type of bow tie has a lot of advantages, as it is easy to fit on different neck sizes, and also easy to wear, because of the clip, which all of our initial ties will have. We believe that this unique unisex accessory has the potential to become popular in the near future.

Operational Plan

Arcom is a start-up stage company incorporated in Nevada engaged in the manufacture of bow ties from wood material. Arcom is committed to the procurement and distribution of high quality of bow ties in China. Rather than focus on providing bow ties in one market, Arcom intends to pursue sale of bow tie products in the global marketplace through internal growth, industry leading development of high quality products, marketing, and possibly acquiring an existing company or business currently operating in the bow tie industry in China.

Arcom plans to become a rapidly growing specialty retailer who will offer an assortment of bow tie products produced and designed by us. Our wares will include, but will not strictly be limited to, standard bow ties, customer-designed bow ties and other bow tie related merchandise. We intend to expand and develop our business throughout China and internationally, into a well-recognized and respected company. Currently, we have an active agreement with Dong Clothing Co., Ltd., to purchase our bow ties for a period of one year.

Our current plan is to manufacture bow ties in the minimum quantity ordered per our existing agreement with Dong Clothing Co., Ltd. This agreement also incudes the $500 minimum purchase order.

In total as of the date of this filing we have received limited revenues from selling our bow ties to our customers. There was generated  $5,200 from selling our goods to Dong Clothing Co., Ltd, our first customer. There was also generated $2,140 from Anix Fashion Design Co., Ltd., our second existing customer.

Our selling market contains mostly from fashion industry, as our products are fashion accessories. Our potential customers are clothing companies, fashion designing companies, fashion accessories companies, which are working with cloth designing and in fashion industry. Arcom provides unique specter of bow ties, which suits for suits and casual outfit.

Equipment and Raw Materials

As of the date of this registration statement, the Company has in use a milling and engraving CNC machine, model STO CNC 6090. This machine is important to our production, as it has excellent speed and accuracy, and can perform a variety of tasks. Thanks to a convenient NcStudio management system, accurate mechanical structure, high speed copying, and 3D carving, this CNC machine is everything we need in one unit for our bow tie manufacturing process.

Specifications of our equipment:

Specification	STO CNC 6090
Working area, mm	600 * 900 * 80
Spindle motor	1.5 kW
Engines axis	Stepper motors
Control	NcStudio (optional DSP or 4-axis CNC control)
Repeatability	0.03 to 300 mm
The accuracy	0.02 mm
GOO speed	6.000 mm / min
Speed work	4,000 mm / min
Spindle speed	24,000 rev / min
Collet	ER11
Power	220
Weight	211 kg
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Arcom has purchased following raw materials from the same vendor as CNC machine. The materials primarily consist the following oak wood, elastic band, craft paper, fabric, needle and thread and wood varnish. These materials , together with walnut, rosewood, oak, and maple are so u rced from CNC MACHINERY CHINA CO., LTD . We are checking t he availability of raw materials while ordering the materials. The above-mentioned raw materials are all necessary for our bow ties production and distribution. There was also purchased different kind of wrapping paper, such as craft paper folding packing gift box, craft merry Christmas paper bag for gift, New Year design shopping paper craft gift bag with hot stamping and craft Merry Christmas printed paper for wrapping from another vendor Bag & Box Packaging Company, Ltd.

As of January 31, 2017 we have performed one order for $500 and have used some of our raw materials that were purchase, as described above.

In total as of the date of this filing we have received limited revenues from selling our bow ties to our customers. There was generated  $5,200 from selling our goods to Dong Clothing Co., Ltd, our first customer. There was also generated $2,140 from Anix Fashion Design Co., Ltd., our second existing customer.

Manufacturing Process

Our manufacturing process in general can be described as below:

The most important stage is to choose the wood from which the bow ties will be manufactured. We are planning to use walnut, rosewood, oak, and maple in the beginning of our operations. After we choose the wood the layout should be drawn. After this the wood should be cut in accordance with the layout that was drawn previously.  Further, when the billet is ready it needs to be sanded, to prevent irregularities and make the surface smooth. If requested we can provide a special design on the bow tie, though this step adds to production time. The final step is applying a fabric in the middle and as a rim for the ties. We also plan to use leather, denim, and cotton as a main fabric for our bow ties.

Webpage and Marketing

The sales strategy will be based on communicating that owning an Arcom product, either a mass-market fashion piece or a high-end custom-made model, is a source of pride and appreciation. Memorable products by Arcom attract attention, as a piece of style always staying in sight, be it an individual customer or large corporate client in the fashion industry. Our products may also be considered a long-term investment since the life cycle of our products is rather lengthy and the design stays up-to-date almost infinitely. Additionally, we plan to affix every product, including those distributed via retail points, with a business card with information about Arcom, information about the product, and Company contact details. In order to enhance the feeling of uniqueness of our products, we may also indicate a unique reference number on the business card to accompany each Arcom product.

We plan to distribute our products via several distribution channels simultaneously. With regards to the fashion segment, we plan to cooperate with retailers (wedding accessory, celebration present, etc.) and wholesalers (fashion expeditions, designer companies and style magazines).

Individual and corporate clients will be brought in thanks to our prospective webpage, advertising in crowded areas, and other online promotion of our Company. In the case of large corporate clients we also plan to focus on personal contacts with public relations departments of large companies, presentations of our products, distribution of promotional leaflets, free samples, and other measures to facilitate brand awareness.

Among others, we also intend to use such marketing strategies as web advertisements, direct mailing, and phone calls to acquire potential customers. We plan to develop a website to market and display our products. As of the date of this prospectus we have already purchased a website (www.arcomcorp.com) and plan to develop it. To accomplish this, we plan to contract an independent web designing company. Our website will describe our product in detail, show our contact information, and include some general information and pictures of our laser engraved products, available designs, etc. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and meta-tags, and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

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We also plan to attend some trade shows and fashion exhibitions to show our products with a view to find new customers. We intend to continue our marketing efforts during the life of our operations. We intend to spend from $5,500 to $8,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract or retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Office Facilities

The Company leases a 37-square meter office space located at Hezhou N Rd 12, Hecheng Qu, Huaihua Shi, Hunan Sheng, China, 418000. The lease contract was signed for a one-year term with the option of expansion for an additional one-year term. We have made an advance payment for our office space in the amount of $2,160 for the first year.

Customers

Arcom has one customer, Dong Clothing Co., Ltd as of January 31, 2017. The agreement with this customer is filed as Exhibit 10.2 to this registration statement. This agreement also incudes the $500 minimum purchase order.

In total as of the date of this filing we have received limited revenues from selling our bow ties to our customers. There was generated  $5,200 from selling our goods to Dong Clothing Co., Ltd, our first customer. There was also generated $2,140 from Anix Fashion Design Co., Ltd., our second existing customer.

Competitors

There are many well-established manufacturing, distribution and wholesale sales companies in our industry like Bow Tie House TM, Shengzhou Handsome Textiles Co., Ltd., and Yiwu Eco Baoyu E-Business Firm. We face the difficulty that a lot of competitors in our same field are present on such sites as Tao Bao, Ali Express and others. We expect to face medium to high levels of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers. Most of our competitors have greater financial resources than we do and will be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Risks We May Face and Other Information

Under Paragraph 2 of Article 2 of the People’s Republic of China Corporate Income Tax Law (the “Corporate Income Law”), any foreign enterprise which shall constitute a resident enterprise shall meet both of the following requirements: (i) such enterprise was established under the laws of foreign countries or regions; and (ii) the actual management of such enterprise must be located within China. Further, under relevant provisions of the Circular of the State Administration of Taxation Regarding the Issues Relevant to the Identification of Chinese-controlled Enterprises Registered Abroad as Resident Enterprises by Actual Management (Guo Shui Fa [2009] No. 82, “Circular No. 82”) issued by the State Administration of Taxation on April 22, 2009 and based upon our no-name inquiry to the People’s Republic of China State Administration for Taxation, any Chinese-controlled enterprise whose actual management is held to be located within China shall satisfy all of the following requirements: (i) the site, where the management of such enterprise responsible for the daily operation of such enterprise performs its duties, is located within China; (ii) the financial decisions (such as borrowings, extending loans, financing or financial risks management) and HR policies (such as appointment, dismissal or remunerations) shall be made or approved by the institution or personnel of such enterprise staying within China; (iii) 1/2 or more of the directors with voting rights or of the management of such enterprise live within China permanently; and (iv) the main assets, accounting books and stamps of and the minutes and files of the board of directors of and of shareholders’ meeting of such enterprise exist and will be maintained within China.

We believe that we are not considered a “resident enterprise” for PRC enterprise income tax purposes. We have no subsidiaries within China. We have our executive office in China, which were unincorporated entities under Chinese laws, and all of our management is located within China. We make or approve the financial decisions (such as borrowing, extending loans, financing or financial risks management) and human resource policies (such as employees’ appointment, dismissal and remunerations) within China, and half or more of our directors with voting rights are also located within China. Our main assets, accounting books, stamps and minutes of our directors’ board and of our shareholders’ meetings exist and will be maintained in outside the USA, so we are consistent with Item (iv) of the above four requirements under Circular No. 82 although our present conditions satisfy Items (i) to (iii) of the above requirements under Circular No. 82. Therefore, we are an enterprise established under the laws of Nevada, and our management team is located within China, we believe that we shall not be held to be a resident enterprise under the Corporate Income Tax Law.

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Nevertheless, we cannot fully exclude the possibility that there is a difference or discrepancy between the interpretation of the Chinese authorities and our understanding as set forth above, nor can we assure that the statements or interpretations of the Chinese government officials will remain unchanged. Furthermore, we cannot exclude the possibility that the Chinese government will promulgate any new laws, regulations or provisions that will be in conflict with our understanding. If so, we may be classified as a ‘‘resident enterprise’’ for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to our non-PRC shareholders and us.

If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.

If we are considered a resident enterprise, this could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and a 20% withholding tax on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. If we are required under PRC law to withhold PRC income tax on dividends payable to our non-PRC investors or if you are required to pay PRC income tax on the transfer of our shares, the value of your investment in our shares may be materially and adversely affected.

Government policies are subject to rapid change and the government of China may adopt policies that have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and government state-owned lands grant use rights to business entities or individuals.

The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay- offs, theft and other fraudulent practices occur from time-to-time in China. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax.

The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding entered into either voluntarily by the Company and involuntarily against the Company.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

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There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by China will have a material impact on the way we conduct our business.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees, except our sole officer and director Hui Liu Ping, as of the date of this prospectus. Our sole officer and director, Hui Liu Ping, currently devotes approximately 20 hours per week to company matters. After receiving funding, Ms. Hui Liu Ping plans to devote as much time to the operation of the Company as she determines is necessary for her to manage the affairs of the Company. As our business and operations increase, we will assess the need for full-time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTCQB or OTCQB. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

WARRANTS

There have been no warrants issued to date.

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

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As of January 31, 2017, the Company had 3,000,000 shares of our common stock issued and outstanding held by one holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the service we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is October 31.

Use of Estimates - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us April differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Development Stage Entity – The Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Income Taxes - The Company accounts for income taxes under the provisions issued by the FASB, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Loss Per Common Share - The Company reports net loss per share in accordance with provisions of the FASB. The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of January 31, 2017, there were no common stock equivalents outstanding.

Impact of New Accounting Standards

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The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage, entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

PLAN OF OPERATIONS

Our cash balance is $694 as of January 31, 2017. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time. During the period from inception through the date of this registration statement we have received no revenues.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this Offering. We believe that we will be able to raise enough money through this Offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Hui Liu Ping has agreed in writing to provide additional cash for the Company. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.

To date, we have initially focused on developing our business plan, designing initial bow tie samples, locating office space for lease, and identifying and negotiating with an initial customer, Dong Clothing Co., Ltd., for whom we are producing our first wooden bow tie samples. We are planning to sell those samples to the customer for $500. The customer will then test-market those bow ties, and we then plan to negotiate a larger follow-on purchase order with this customer for additional bow ties.

In total as of the date of this filing we have received limited revenues from selling our bow ties to our customers. There was generated  $5,200 from selling our goods to Dong Clothing Co., Ltd, our first customer. There was also generated $2,140 from Anix Fashion Design Co., Ltd., our second existing customer.

Hui Liu Ping, our president will devote approximately 20 hours per week to our operations. Once we expand our operations and are able to attract more and more customers to purchase our wooden bow ties, Ms. Hui Liu Ping has agreed to commit more time as required. Because Ms. Hui Liu Ping will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director pursuant to a formal agreement in writing. As of January 31, 2017 our director has loaned to the Company $12,900 on no interest terms. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably manufacture our wooden bow ties. Our plan of operations is as follows:

Establish Our Offices

Time frames - Month 1-2: We currently have one location that serves as office and manufacturing facility, located at Hezhou N Rd 12, Hecheng Qu, Huaihua Shi, Hunan Sheng, China, 418000. Our plan is to expand to three offices if we receive all $100,000 pursuant to selling all shares available through this Offering. This means that we are planning to lease two bigger offices and keep our current small office. We anticipate the expenses for this lease to be $650 per month for one bigger office space and $1,300 per month for two offices. We will expand to two offices if we receive between $50,000 and $75,000 from this Offering, with the expected price of $650 per month. If receive $25,000 from this Offering we will maintain operations in our current office. We are anticipating opening these two offices in China and our operations are currently located in China. We are not planning to start our operation in United States in the nearest year.  Arcom believe s that we would be able to start planning developing our business in United States in three years time since our inception.

Purchasing raw materials and additional equipment

Time frames - Month 2-12: Arcom is planning to expand the range of operating equipment and order some additional types of wood for manufacturing, with funds allocated in accordance with the shares sold in this Offering. If we receive the maximum of $100,000 available in this Offering, we would purchase additional machinery similar to what we currently use, which we expect to cost approximately $9,640. We would also purchase $22,700 worth of raw materials to use in manufacturing.

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If we receive $75,000 through this Offering, we will spend $6,940 on new equipment and $19,800 on raw materials. If we receive $50,000 through this Offering, we will spend $2,140 on additional equipment and $10,200 on raw materials. If we receive up to $25,000 through this Offering, we will not purchase additional equipment, though we expect to purchase $2,400 worth of raw materials.

Hiring Employees

Time frames - Month 8-12: Depending on the amount of funds raised, we are planning to hire a manufacturer and salesperson. The manufacturer’s job will be to manage every stage of bow tie production, from choosing the wood to applying the clip. If we receive $100,000 through this Offering, we plan to hire two manufacturers to help our sole officer and director, and one salesperson, who will be in charge of all bow ties sales. In this case, we will spend $10,920 per year on wages for these individuals. If we receive $75,000 through this Offering, we will hire one salesperson and one manufacturer, which will cost us $7,560 per year in wages. If we receive up to $50,000 through this Offering, we will hire one manufacturer, the cost of which will be $3,360 per year. If we raise less than $25,000 through this Offering we will not hire additional personnel..

Development of Our Website

Time frames - Month 6-12: We believe that web site development is one the most powerful marketing instruments, as the customers will be visiting our page.  We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $3,500-$5,000. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing

Time frames - Month 1-12: We plan to use a few ways to market our products. We plan to use social networks such as Facebook and Instagram to market our service on the basic stage. We believe that one of the strongest marketing instruments is our webpage where we will market our products. We will place the pictures of our wooden bow ties there, and our customers can also leave a feedback about us there, which is very convenient and appealing in today’s marketplace.

We are planning to market ourselves on such well-known webpages as alibaba.com and aliexpess.com. We believe that these sites are very popular at the moment and a lot of international customers can be attracted from there. Our main market for selling our products is fashion market and market of fashion wood accessories .

We intend to develop and maintain a database of potential customers who may want to buy our products. We will follow up with these clients periodically, send them our new offers, and offer them presentations and special discounts from time to time. We plan to print brochures and flyers and mail them to potential customers and place them in public places. We intend to spend between $1,100 and $9,460 on marketing efforts during the first year, depending upon the success of the Offering. Marketing is an ongoing matter that will continue during the life of our operations.

Negotiation With Potential Customers (Distributors and Brokers)

Time frames - Month 1-12: We hope to negotiate agreements with several customers, including the fashion companies that will be interested in our products. To date, several medium-sized fashion companies have expressed interest in our items. We have no written agreements with any of them at the current time but we will continue negotiations in an attempt to secure contracts with these companies.

As of the date of this filing, we have signed sales agreement s with our first and second customer, Dong Clothing Co. and Anix Fashion Design Co., Ltd, which are filed as exhibits to this registration statement.

In summary, we expect to be in full operation and selling our product within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate significant revenues and there is no guarantee that we will be able to raise funds through this offering. In this case in order to continue operations we plan to utilize funds under a loan agreement concluded between our director and Arcom. If we are unable to attract additional customers and cannot generate sufficient revenues to continue operations, we will obtain funds under loan agreement concluded between our director and Arcom, which is filed as Exhibit 10.3.

Hui Liu Ping, our sole officer and director, will be devoting approximately 75% of her time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Ms. Hui Liu Ping has agreed to commit more time as required. Because Ms. Hui Liu Ping will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted which could result in a lack of revenues.

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The below tables are representing, estimation and allocation of our future funds, which will be raised in this offering.

If 5,000,000 shares (100%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Offering expenses	$10,000
Net proceeds
SEC reporting and compliance	$10,000
Renting additional office space – $1300 per month	$15,600
Purchase raw materials	$22,700
Purchase additional equipment	$9,640
Hire personnel – $910 per month	$10,920
Develop a website	$3,500
Marketing and advertising expenses	$9,640
Miscellaneous	$8,000
TOTAL	$100,000

If 3,750,000 shares (75%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Offering expenses	$10,000
Net proceeds
SEC reporting and compliance	$10,000
Renting additional office space – $650 per month	$7,800
Purchase raw materials	$19,800
Purchase additional equipment	$6,940
Hire personnel – $630 per month	$7,560
Develop a website	$3,000
Marketing and advertising expenses	$6,500
Miscellaneous	$3,500
TOTAL	$75,000

If 2,500,000 shares (50%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Offering expenses	$10,000
Net proceeds
SEC reporting and compliance	$10,000
Renting additional office space – $650 per month	$7,800
Purchase raw materials	$10,200
Purchase additional equipment	$2,140
Hire personnel – $280 per month	$3,360
Develop a website	$1,500
Marketing and advertising expenses	$3,500
Miscellaneous	$1,500
TOTAL	$50,000

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If 1,250,000 shares (25%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Offering expenses	$10,000
Net proceeds
SEC reporting and compliance	$10,000
Renting additional office space	$-
Purchase raw materials	$2,400
Purchase additional equipment	$-
Hire personnel	$-
Develop a website	$1,000
Marketing and advertising expenses	$1,100
Miscellaneous	$500
TOTAL	$25,000

SEC FILING PLAN

We intend to become a reporting company after our registration statement on Form S-1 is declared effective. This means that we will file reports with the United States Securities and Exchange Commission on a quarterly basis.

RESULTS OF OPERATIONS

We had $500 operating revenues from September 26, 2016 (inception), through January 31, 2017. Our activities have been financed from sale of common stock to sole officer and director for aggregate proceeds of $3,000. There is no assurance that we will continue to have gross profits from sales at this same level or any sales at all.

In total as of the date of this filing we have received limited revenues from selling our bow ties to our customers. There was generated  $5,200 from selling our goods to Dong Clothing Co., Ltd, our first customer. There was also generated $2,140 from Anix Fashion Design Co., Ltd., our second existing customer.

LIQUIDITY AND CAPITAL RESOURCES

At January 31, 2017, we had a cash balance of $694. Our expenditures over the next 12 months are expected to be approximately $100,000, assuming we sell all shares in this offering.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $100,000, to complete our plan of operation for the next 12 months.

Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Hui Liu Ping Yanggu’ao Town, Lei Feng Village, Unit 4, No. 20 Hunan Province, Longhui County 422200 China	37	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Hui Liu Ping

Ms. Hui Liu Ping has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since September 26, 2016. For the past five years the director worked in the fashion industry. Ms. Hui Liu Ping’s desire to found our company led to our conclusion that Ms. Hui Liu Ping should be serving as a member of our board of directors in light of our business and structure.

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For the period from May 2010 to October 2014 Ms. Hui Liu Ping worked for Alimo Accessory Co., Ltd, wholesale imitation jewelry company, as a senior manager of marketing team. At her responsibilities were organizing of the advertising exhibitions, managing was of several employees, preparation of the weekly, monthly and year reports regarding sales quantity and customers database development. From November 2014 till August 2016 our sole officer and director worked for Silou Ma Textile Co., Ltd, clothing company, as a head of customers department manager. She fulfilled the work of finding new customer, communication with excising customers, composing orders for the customers, managing and controlling customers database. She is not working for Silou Ma Textile Co., Ltd currently. Ms. Hui Liu Ping is only involved in activities of Arcom.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and she does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director's business and personal activities and relationships as they may relate to our management and us.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have one employee, our sole officer, Hui Liu Ping.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

36

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2016:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Hui Liu Ping, President	2016	0	0	0	0	0	0	0	0

Our sole officer and director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation for fiscal 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hui Liu Ping, President	0	0	0	0	0	0	0

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Hui Liu Ping	3,000,000	100%
All directors and executive officers as a group (1 person)		3,000,000	100%
37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Hui Liu Ping is considered to be a promoter, and currently does the Securities and Exchange Commission as that term is defined in the rules and regulations promulgate the only promoter, of Arcom.

On October 26, 2016, we offered and sold 3,000,000 shares of common stock to Hui Liu Ping, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

Since October 26, 2016, Hui Liu Ping has loaned us $12,900 pursuant to the $40,000 loan agreement filed as Exhibit 10.3. The loan does not have any term, carries no interest and is not secured.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Thayer O’Neal Company, LLC is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INDEX TO FINANCIAL STATEMENTS

Our financial statements as of and for the period ended October 31, 2016 and January 31, 2017 are included herewith.

38

Arcom

From September 26, 2016 (inception) to October 31, 2016

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

 Stockholders of Arcom

We have audited the accompanying balance sheet of Arcom (the “Company”) as of October 31, 2016 and the related statements of operations, stockholder’s equity, and cash flows for the period from inception (September 26, 2016) to October 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arcom as of October 31, 2016 and the related statements of operations, stockholder’s equity, and cash flows for the period from inception (September 26, 2016) to October 31, 2016, in conformity accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company LLC

Sugar Land, Texas

December 29, 2016

F-2

Arcom

BALANCE SHEET

October 31, 2016

ASSETS
Current Assets
Cash and cash equivalents	$1,020
Prepaid expenses	-
Total Current Assets	1,020
Deposits	4,960
Total Assets	$5,980

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Related Party Loans	3,100
Total Current Liabilities	$3,100

Total Liabilities	3,100

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized,3,000,000 shares issued and outstanding	3,000
Additional paid in capital	-
Accumulated income (deficit)	(120)
Total Stockholder’s Equity	2,880

Total Liabilities and Stockholder’s Equity	$5,980

See accompanying notes which are an integral part of these financial statements

F-3

Arcom

STATEMENT OF OPERATIONS

From September 26, 2016 (inception) to October 31, 2016

From September 26, 2016 (Inception) to October 31, 2016

OPERATING EXPENSES
General and Administrative Expenses	$120
TOTAL OPERATING EXPENSES	(120)

NET INCOME (LOSS) FROM OPERATIONS	(120)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(120)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	500,000

See accompanying notes which are an integral part of these financial statements

F-4

Arcom

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From September 26, 2016 (inception) to October 31, 2016

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholders’
	Shares	Amount	Capital		Equity

Inception, September 26, 2016	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on October 26, 2016	3,000,000	3,000	-	-	3,000

Net loss for the period ended October 31, 2016	-	-	-	(120)	(120)

Balance, October 31, 2016	3,000,000	$3,000	$-	$(120)	$2,880

See accompanying notes which are an integral part of these financial statements

F-5

Arcom

STATEMENT OF CASH FLOWS

From September 26, 2016 (inception) to October 31, 2016

From September 26, 2016 (Inception) to October 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(120)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in Prepaid expenses	(4,960)
CASH FLOWS USED IN OPERATING ACTIVITIES	(5,080)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000
Related Party Loans	3,100
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	6,100

NET INCREASE IN CASH	1,020

Cash, beginning of period	-

Cash, end of period	$1,020

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes which are an integral part of these financial statements

F-6

Arcom

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2016

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Arcom (“the Company”, “we”, “us” or “our”) was incorporate in the State of Nevada on September 26, 2016. Arcom is an innovative company that has reinvented the classic bow tie. Derived from a collaboration of creative and tasteful minds, the bow tie is an accessory created for a daring new generation of men set to express themselves with originality and flair.  The efforts resulted in an innovative and superior product that established wood as a new and distinctive material in the fashion industry. Each of our bow ties also incorporates an array of fine fabrics resulting in a truly special accessory.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from September 26, 2016 (inception) through October 31, 2016.  The Company currently has loses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is October 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,020 of cash as of October 31, 2016.

Deposits

Deposits are recorded at fair market value. The Company had $4,690 in deposits as of October 31, 2016.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $4,690 in prepaid expenses as of October 31, 2016.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $0 in raw materials inventory as of October 31, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of Milling - engraving CNC machine is 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Accounts Payable

Accounts Payable discloses a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had $0 in accounts payable as of October 31, 2016.

F-7

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to October 31, 2016, the Company has generated no revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from September 26, 2016 (inception) through October 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from September 26, 2016 (inception) through October 31, 2016 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-8

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures. In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory.

The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning October 1, 2018, with an option to adopt the standard for the fiscal year beginning October 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – LOAN FROM DIRECTOR

During the period from September 26, 2016 (inception) through October 31, 2016, our sole director has loaned to the Company $3,100. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $3,100 as of October 31, 2016.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 26, 2016 the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

There were 3,000,000 shares of common stock issued and outstanding as of October 31, 2016.

Note 6 – COMMITMENTS AND CONTINGENCIES

Company has entered into one year rental agreement for a $180 monthly fee, starting on November 1, 2016.

Note 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of October 31, 2016 the Company had net operating loss carry forwards of approximately $120 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

F-9

The valuation allowance at October 31, 2016 was approximately $41. The net change in valuation allowance during the year ended October 31, 2016 was $41. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2016.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From September 26, 2016 (Inception) to October 31, 2016
Non-current deferred tax assets:
Net operating loss carry forward	$(120)
Valuation allowance	$120
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended October 31, 2016 as follows

From September 26, 2016 (Inception) to October 31, 2016
Computed “expected” tax expense (benefit)	$(41)
Change in valuation allowance	$41
Actual tax expense (benefit)	$-

Note 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to October 31, 2016 to the date January 13, 2017 these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

Arcom

January 31, 2017

Balance Sheets as of January 31, 2017 and October 31, 2016	F-1
Statement of Operations for the three months ended January 31, 2017	F-2
Statement of Cash Flows for the three months ended January 31, 2017	F-3
Notes to the Financial Statements	F-4

F-11

Arcom

BALANCE SHEET

January 31, 2017

ASSETS	January 31, 2017	October 31, 2016
Current Assets
Cash and cash equivalents	$694	1,020
Inventory	2,178	-
Total Current Assets	2,872	1,020
Deposits	1,620	4,960
Fixed Assets
Equipment, net	$3,891	-
Total Fixed Assets	3,891	-
Total Assets	$8,383	5,980

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Liabilities
Current Liabilities
Related Party Loans	12,900	3,100
Total Current Liabilities	$12,900	3,100

Total Liabilities	12,900	3,100

Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized,3,000,000 shares issued and outstanding	3,000	3,000
Additional paid in capital	-	-
Accumulated deficit	(7,517)	(120)
Total Stockholder’s Equity (Deficit)	(4,517)	2,880

Total Liabilities and Stockholder’s Equity	$8,383	5,980

See accompanying notes, which are an integral part of these financial statements

F-12

Arcom

STATEMENT OF OPERATIONS

Three months ended January 31, 2017

	Three months ended January 31, 2017	From inception September 26, 2016 to January 31, 2017
Revenue	$500 27	500
Cost of goods sold		27
Gross Profit	473	473

OPERATING EXPENSES
General and Administrative Expenses	$7,870	7,990
TOTAL OPERATING EXPENSES	(7,870)	(7,990)

NET LOSS FROM OPERATIONS	(7,397)	(7,517)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(7,397)	(7,517)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000	1 , 052 , 055

See accompanying notes, which are an integral part of these financial statements

F-13

Arcom

STATEMENT OF CASH FLOWS

Three months ended January 31, 2017

	Three months ended January 31, 2017	From inception September 26, 2016 to January 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,397)	(7,517)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Decrease in Deposits	3,340 (2,178) 134	(1,620)
Increase in Inventory		(2,178)
Depreciation		134
CASH FLOWS USED IN OPERATING ACTIVITIES	(6,101)	(11,181)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(4,025)	(4,025)
CASH FLOWS USED IN INVESTING ACTIVITIES	(4,025)	(4,025)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	3,000
Related Party Loans	9,800	12,900
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	9,800	15,900

NET DECREASE IN CASH	(326)	694

Cash, beginning of period	1,020	-

Cash, end of period	$694	694

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	-
Income taxes paid	$-	-

See accompanying notes, which are an integral part of these financial statements

F-14

Arcom

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(UNAUDITED)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Arcom (“the Company”, “we”, “us” or “our”) was incorporate in the State of Nevada on September 26, 2016. Arcom is an innovative company that has reinvented the classic bow tie. Derived from a collaboration of creative and tasteful minds, the bow tie is an accessory created for a daring new generation of men set to express themselves with originality and flair.  The efforts resulted in an innovative and superior product that established wood as a new and distinctive material in the fashion industry. Each of our bow ties also incorporates an array of fine fabrics resulting in a truly special accessory.

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the period from inception (September 26, 2016) through October 31, 2016 and notes thereto contained in the Company's Registration statement on Form S-1.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues as of January 31, 2017.  The Company currently has loses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is October 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 4 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2017 to the date March 3, 2017 these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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ARCOM

5,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 201 7 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS MARCH 27, 2017

  PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

SEC Registration Fee	$11.59
Auditors Fees and Expenses	$5,000
Legal Fees and Expenses	$3,000
Transfer Agent Fees	$1,000
EDGAR Agent Fees	$1,000
TOTAL	$10,011.59

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada Revised Statutes, as amended from time to time (the "NRS"), indemnify all of our directors and officers. Section 78.7502 of the NRS provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify her against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On October 26, 2016, we offered and sold 3,000,000 shares of common stock to Hui Liu Ping, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,000. This sale was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1*	Articles of Incorporation of Registrant
3.2 *	Bylaws of the Registrant
5.1*	Opinion of Brunson Chandler & Jones, PLLC, regarding the legality of the securities being registered
10.1*	Lease Agreement
10.2*	Sales Agreement
10.3*	Loan Agreement
10.4* 10.5 23.1	Equipment Purchase Agreement Sales Agreement with Anix Fashion Design Co., Ltd. Consent of Thayer O’Neal Company, LLC
99.1*	Subscription Agreement

 * Were previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in China on the 27 th day of March 2017.

ARCOM

By:	/s/	Hui Liu Ping
	Name:	Hui Liu Ping
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date
/s/ Hui Liu Ping Hui Liu Ping	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 27, 2017

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